UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of W. P. Carey Inc. (the “Company”) was held on June 18, 2015 (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal One
To elect thirteen Directors for 2015:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Trevor P. Bond	59,836,247	373,832	-	31,439,273
Nathaniel S. Coolidge	59,497,989	712,090	-	31,439,273
Mark J. DeCesaris	59,761,706	448,373	-	31,439,273
Benjamin H. Griswold, IV	59,715,682	494,397	-	31,439,273
Axel K.A. Hansing	59,742,323	467,756	-	31,439,273
Jean Hoysradt	59,825,859	384,220	-	31,439,273
Dr. Richard C. Marston	59,496,634	713,445	-	31,439,273
Robert E. Mittelstaedt, Jr.	59,744,842	465,237	-	31,439,273
Charles E. Parente	59,549,281	660,798	-	31,439,273
Mary M. VanDeWeghe	59,527,797	682,282	-	31,439,273
Nick J.M. van Ommen	59,496,540	713,539	-	31,439,273
Dr. Karsten von Köller	59,458,922	751,157	-	31,439,273
Reginald Winssinger	59,702,132	507,947	-	31,439,273

For Proposal One, each of the directors received a plurality of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of stockholders.

Proposal Two

	For	Against	Abstain	Broker Non-Votes
A proposal to approve, in an advisory vote, the compensation for the Company’s named executive officers	58,532,525	1,048,822	628,732	31,439,273

Proposal Two was approved, on a non-binding advisory basis, after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

Proposal Three

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2015	90,477,791	917,494	254,067	-

Proposal Three was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: June 24, 2015	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director